                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                ----------------


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                ----------------


Date of Report (date of earliest event reported):     March 18, 2002

                             MCAFEE.COM CORPORATION

             (Exact Name of Registrant as Specified in its Charter)


           DELAWARE                      333-87609               77-0503003
(STATE OR OTHER JURISDICTION OF   (COMMISSION FILE NUMBER)    (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                               IDENTIFICATION NO.)

                               535 OAKMEAD PARKWAY
                           SUNNYVALE, CALIFORNIA 94086

               (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number including area code:     (408) 992-8100


                                 Not Applicable
          (Former name or former address, if changed since last report)


ITEM 5.  OTHER EVENTS.

         In a release dated March 18, 2002, McAfee.com Corporation ("McAfee.com") announced that it received a letter from Networks Associates, Inc. ("Network Associates") on March 16, 2002, in which Network Associates stated its intention to commence an exchange offer for all of the outstanding publicly held shares of the Class A common stock of McAfee.com. Among other things, McAfee.com also announced that its board of directors had formed a special committee comprised of independent and outside directors to review and evaluate McAfee.com's options and make recommendations to the board of directors. McAfee.com urged investors, McAfee.com stockholders, and other interested parties to read the exchange offer and other related documents that are expected to be filed with the Securities and Exchange Commission by Network Associates and McAfee.com. McAfee.com further requested that McAfee stockholders defer making a determination whether to accept or reject the contemplated tender offer until they have been advised of McAfee's position with respect to the contemplated offer. McAfee.com attached a full text of Network Associates'
March 16, 2002 letter to the press release. A copy of the press release, including the full text of the March 16, 2002 letter of Network Associates, is attached to this Form 8-K as Exhibit 99.1.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.


         Exhibits


         99.1  Press Release of McAfee.com Corporation, dated March 18, 2002.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   MCAFEE.COM CORPORATION


                                   By: /s/ Evan Collins
                                       ---------------------------
                                   Name:   Evan Collins
                                   Title:  Chief Financial Officer


Date:  March 18, 2002

                            MCAFEE.COM CORPORATION
                              INDEX TO EXHIBITS



   EXHIBIT NO.  DESCRIPTION
        99.1    Press Release of McAfee.com Corporation, dated March 18, 2002.